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            OFFER TO EXCHANGE EACH OUTSTANDING SHARE OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)
                                       OF

                                  ECHLIN INC.
                                      FOR

                          $12.00 NET PER SHARE IN CASH
                                      AND

                          0.4796 SHARE OF COMMON STOCK
                                       OF

                                SPX CORPORATION


THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MAY 28, 1998, UNLESS THE OFFER IS EXTENDED (THE "EXPIRATION DATE"). SHARES WHICH ARE TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.


To Our Clients:


     Enclosed for your consideration are the Prospectus/Offer to Exchange dated April 28, 1998 (the "Prospectus") and the related Letter of Transmittal (which together constitute the "Offer") in connection with the offer by SPX Corporation, a Delaware corporation ("SPX"), to exchange the amount of $12.00 net in cash and 0.4796 share of common stock, par value $10.00 per share, of SPX (the "SPX Common Stock"), for each outstanding share of common stock, par value $1.00 per share (each a "Share" and collectively the "Shares"), of Echlin Inc., a Connecticut corporation (the "Company"), including the associated preferred share purchase rights (the "Rights") issued pursuant to the Rights Agreement, dated as of June 21, 1989, as amended (the "Rights Agreement"), between the Company and The Connecticut Bank and Trust Company, N.A., as Rights Agent, upon the terms and subject to the conditions set forth in the Offer. Shareholders will be required to tender one Right for each Share tendered in order to effect a valid tender of Shares, unless the Rights Plan Condition (as defined in the Prospectus) has been satisfied or waived. Unless the Distribution Date (as defined in the Prospectus) occurs, a tender of Shares will constitute a tender of the associated Rights. Unless the context otherwise requires, all references to Shares shall include the associated Rights.


     Shareholders whose certificates evidencing Shares ("Share Certificates") are not immediately available or who cannot deliver their Share Certificates and all other documents required by the Letter of Transmittal to the Exchange Agent (as defined in the Letter of Transmittal) on or prior to the Expiration Date, or who cannot complete the procedure for delivery by book-entry transfer to the Exchange Agent's account at the Book-Entry Transfer Facility (as defined in "The Offer -- Exchange of Shares; Delivery of SPX Common Stock and Cash Consideration" in the Prospectus) on a timely basis and who wish to tender their Shares must do so pursuant to the guaranteed delivery procedure described in "The Offer -- Procedure for Tendering" in the Prospectus. See Instruction 2 of the Letter of Transmittal. Delivery of documents to the Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility's procedures does not constitute delivery to the Exchange Agent.

     THIS MATERIAL IS BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF SHARES HELD BY US FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, upon the terms and conditions set forth in the Offer.

     Please note the following:

          1. SPX is offering to exchange $12.00 net in cash and 0.4796 share of SPX Common Stock for each outstanding Share.

          2. The Offer is being made for all the outstanding Shares.


          3. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on May 28, 1998, unless the Offer is extended.


          4. The Offer is conditioned upon, among other things, the Minimum Tender Condition, the SPX Stockholder Approval Condition, the Rights Plan Condition, the Business Combination Statutes Condition and the Financing Condition (in each case as defined in the Prospectus). See "The Offer -- Conditions of the Offer" in the Prospectus.

          5. Tendering shareholders will not be obligated to pay brokerage fees or commissions or, subject to Instruction 6 of the Letter of Transmittal, stock transfer taxes on the transfer of Shares pursuant to the Offer.

     The Offer is made solely by the Prospectus and the related Letter of Transmittal and any amendments thereto and is being made to all holders of Shares. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making or acceptance thereof would not be in compliance with the laws of such jurisdiction. However, SPX may, in its sole discretion, take such action as it may deem necessary to make the Offer in any such jurisdiction and extend the Offer to holders of Shares in such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of SPX by CIBC Oppenheimer Corp. as Dealer Manager, or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise indicated in such instruction form. PLEASE FORWARD YOUR INSTRUCTIONS TO US AS SOON AS POSSIBLE TO ALLOW US AMPLE TIME TO TENDER SHARES ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.
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

                        INSTRUCTIONS WITH RESPECT TO THE
                             OFFER TO EXCHANGE EACH
                       OUTSTANDING SHARE OF COMMON STOCK
                   (INCLUDING THE ASSOCIATED PREFERRED SHARE
                                PURCHASE RIGHTS)
                                       OF

                                  ECHLIN INC.



     The undersigned acknowledge(s) receipt of your letter enclosing the Prospectus/Offer to Exchange dated April 28, 1998 (the "Prospectus") and the related Letter of Transmittal pursuant to an offer by SPX Corporation, a Delaware corporation ("SPX"), to exchange $12.00 net in cash and 0.4796 share of common stock, par value $10.00 per share, of SPX, for each outstanding share of common stock, par value $1.00 per share (the "Shares"), of Echlin Inc., a Connecticut corporation, and the associated preferred share purchase rights (the "Rights").


     This will instruct you to tender the number of Shares and Rights indicated below (or, if no number is indicated below, all Shares and Rights) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and in the related Letter of Transmittal furnished to the undersigned.

  Number of Shares (and Rights) to be Tendered:
--------------------------- Shares (and Rights)*

Dated
--------- , 1998

                                                        SIGN HERE

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                                          --------------------------------------
                                                       Signature(s)

                                          --------------------------------------

                                          --------------------------------------
                                               Please type or print name(s)

                                          --------------------------------------

                                          --------------------------------------
                                                         Address

                                          --------------------------------------
                                              Area Code and Telephone Number

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                                          Tax Identification or Social Security
                                                          Number
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* Unless otherwise indicated, it will be assumed that all of your Shares (and
  Rights) held by us for your account are to be tendered.

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